UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CURRENT CLASSES OF SECURITIES PUSUANT TO SECTION 12(b) or (g) OF THE Securities Exchange Act of 1934

UMH Properties, Inc. (Exact name of registrant as specified in its charter)

Maryland	22-1890929
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.25 % Series A Cumulative Redeemable Preferred Stock	NYSE Amex LLC

Liquidation Preference $25 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box    [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.    [ ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.      Description of Registrant’s Securities to be Registered   - 8.25% Series A Cumulative    Redeemable Preferred Stock, Liquidation Preference $25 per share.    Furnish the information required by Item 202 of Regulation S-K or Item 202 of Regulation S-B, as applicable.

Instruction

If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item.  If such description will be included in a form of the prospectus subsequently filed by the Registrant pursuant to rule 424(b) under the Securities Act, this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement.  If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2.

Exhibits.  List below all exhibits filed as a part of the registration statement:

Instruction

See the instructions as to exhibits, set forth below.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UMH Properties, Inc.

Date:  May 26, 2011

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

CFO & VP